EXHIBIT 11.1

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                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)





                                                                                            Six Months Ended
                                                                                                June 30,
                                                                                         ----------------------
                                                                                            2000         1999
                                                                                         ---------    ---------
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 24,047      $ 18,649
                                                                                         ========      ========
Shares:
Weighted average shares outstanding (net of 1,984 and 1,024 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,533        23,407
                                                                                         ========      ========

Basic earnings per common share (a)....................................................  $   1.07      $    .80
                                                                                         ========      ========




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 24,047      $ 18,649
Add: Dividends on preferred stock .....................................................         4             5
Net income applicable to common stockholders, as adjusted .............................  --------      --------
                                                                                         $ 24,051      $ 18,654
                                                                                         ========      ========
Shares:
Weighted average shares outstanding (net of 1,984 and 1,024 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,533        23,407
Assumed dilutive conversion of preferred stock ........................................        69            70
Assumed exercise of options and warrants based on the treasury
  stock method using average market price..............................................       133           274
                                                                                         --------      --------
Weighted average number of shares, as adjusted.........................................    22,735        23,751
                                                                                         ========      ========
Diluted earnings per common share (a)..................................................  $   1.06      $    .79
                                                                                         ========      ========
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(a) These amounts agree with the related amounts  in the consolidated statements of income.




                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)





                                                                                          Three Months Ended
                                                                                                June 30,
                                                                                         ----------------------
                                                                                            2000         1999
                                                                                         ---------    ---------
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 12,657      $  9,869
                                                                                         ========      ========
Shares:
Weighted average shares outstanding (net of 2,008 and 1,249 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,516        23,207
                                                                                         ========      ========

Basic earnings per common share (a)....................................................  $    .56      $    .43
                                                                                         ========      ========




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a).......................................  $ 12,657      $  9,869
Add: Dividends on preferred stock .....................................................         2             3
Net income applicable to common stockholders, as adjusted .............................  --------      --------
                                                                                         $ 12,659      $  9,872
                                                                                         ========      ========
Shares:
Weighted average shares outstanding (net of 2,008 and 1,249 shares of treasury stock,
  respectively), disregarding exercise of options or conversion of preferred stock.....    22,516        23,207
Assumed dilutive conversion of preferred stock ........................................        69            70
Assumed exercise of options and warrants based on the treasury
  stock method using average market price..............................................       149           224
                                                                                         --------      --------
Weighted average number of shares, as adjusted.........................................    22,734        23,501
                                                                                         ========      ========
Diluted earnings per common share (a)..................................................  $    .56      $    .42
                                                                                         ========      ========






(a) These amounts agree with the related amounts in the consolidated statements of income.